As filed with the Securities and Exchange Commission on June 11, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Matador Resources Company

(Exact name of Registrant as specified in its charter)

Texas	27-4662601
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

Matador Resources Company Amended and Restated 2012 Long-Term Incentive Plan

(Full title of the plan)

Joseph Wm. Foran

Matador Resources Company

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(Name and address of agent for service)

(972) 371-5200

(Telephone number, including area code, of agent for service)

Copies to:

Craig N. Adams Executive Vice President - Land & Legal Matador Resources Company 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200	Douglass M. Rayburn Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201 (214) 953-6500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	4,700,000 shares (2)	$28.04	$131,788,000	$15,313.77

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), additional shares of common stock that may be issuable upon any stock split, stock dividend or similar transaction with respect to these shares of common stock are also being registered hereunder.
(2)	Represents shares of common stock reserved for issuance under the Matador Resources Company Amended and Restated 2012 Long-Term Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low sale prices of the shares of common stock as reported on The New York Stock Exchange on June 8, 2015.

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with General Instruction E to Form S-8 solely to register the issuance of an aggregate of up to 4,700,000 additional shares of common stock (“Common Stock”) of Matador Resources Company (the “Registrant”), all of which were authorized pursuant to an amendment and restatement of the Matador Resources Company 2012 Long-Term Incentive Plan approved by the Board of Directors of the Registrant on April 23, 2015 and the Registrant’s shareholders on June 10, 2015 (as amended to date, the “Plan”). The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on April 10, 2012 (File No. 333-180641) covering 4,000,000 shares of Common Stock authorized for issuance under the Plan (the “Prior Registration Statement”). Except as supplemented by the information set forth herein, the content of the Prior Registration Statement is incorporated herein by reference.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) are incorporated herein by reference:

(1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015;

(2) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 11, 2015;

(3) the Registrant’s Current Reports on Form 8-K filed on January 20, 2015, March 2, 2015, April 2, 2015, April 14, 2015, April 15, 2015, April 20, 2015, April 30, 2015, May 22, 2015 and June 11, 2015, respectively; and

(4) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35410) filed with the Commission on January 27, 2012, pursuant to Section 12(b) of the Exchange Act, including any subsequently filed amendments or reports updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the document enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in this Registration Statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any subsequently Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1*	—	Matador Resources Company Amended and Restated 2012 Long-Term Incentive Plan.

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Grant Thornton LLP.

23.3*	—	Consent of Netherland, Sewell & Associates, Inc.

23.4*	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 11, 2015.

MATADOR RESOURCES COMPANY

Date: June 11, 2015	By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph Wm. Foran and David E. Lancaster, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Chairman and Chief Executive Officer (Principal Executive Officer)	June 11, 2015

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2015

/s/ Kathryn L. Wayne Kathryn L. Wayne	Controller and Treasurer	June 11, 2015

/s/ Reynald A. Baribault Reynald A. Baribault	Director	June 11, 2015

/s/ Carlos M. Sepulveda, Jr. Carlos M. Sepulveda, Jr.	Director	June 11, 2015

/s/ David M. Laney David M. Laney	Director	June 11, 2015

/s/ Gregory E. Mitchell Gregory E. Mitchell	Director	June 11, 2015

/s/ Steven W. Ohnimus Steven W. Ohnimus	Director	June 11, 2015

/s/ Margaret B. Shannon Margaret B. Shannon	Director	June 11, 2015

/s/ George M. Yates George M. Yates	Director	June 11, 2015

EXHIBIT INDEX

4.1*	—	Matador Resources Company Amended and Restated 2012 Long-Term Incentive Plan.

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Grant Thornton LLP.

23.3*	—	Consent of Netherland, Sewell & Associates, Inc.

23.4*	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.